Exhibit 4.1










                           VIDEO SERVICES CORPORATION
                          1997 LONG TERM INCENTIVE PLAN



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



                          1997 LONG TERM INCENTIVE PLAN



1.       PURPOSES; DEFINITIONS....................................................................................1

2.       ADMINISTRATION...........................................................................................6
         2.1      Compensation Committee..........................................................................6
         2.2      Duties and Powers of Committee..................................................................6
         2.3      Majority Rule...................................................................................7
         2.4      Compensation; Professional Assistance; Good Faith Actions.......................................7
         2.5      Designated Beneficiaries........................................................................7


3.       SHARES SUBJECT TO THE PLAN...............................................................................8
         3.1      Shares Subject to the Plan......................................................................8
         3.2      Changes in Company's Shares.....................................................................8

4.       ELIGIBILITY..............................................................................................9

5.       STOCK OPTIONS...........................................................................................10
         5.1      Grants.........................................................................................10
         5.2      Terms..........................................................................................10
                  (a)      Price.................................................................................11
                  (b)      Term..................................................................................11
                  (c)      Vesting...............................................................................11
                  (d)      Termination of Employment.............................................................11
         5.3      Nontransferability.............................................................................12
         5.4      Exercise of Options............................................................................13
                  (a)      Method of Exercise....................................................................13
                  (b)      Deferred Transfers....................................................................14

6.       STOCK APPRECIATION RIGHTS...............................................................................14
         6.1      Grants.........................................................................................14
         6.2      Terms..........................................................................................15
                  (a)      Price/Amount Paid on Exercise.........................................................15
                  (b)      Term..................................................................................16
                  (c)      Vesting. .............................................................................16
                  (d)      Termination of Employment.............................................................16
         6.3      Nontransferability.............................................................................17
         6.4      Method of Exercise.............................................................................17
         6.5      Effects of Exercise............................................................................18

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7.       RESTRICTED SHARES.......................................................................................18
         7.1      Grants.........................................................................................18
         7.2      Terms..........................................................................................19
                  (a)      Acceptance of Award.  ................................................................19
                  (b)      Price.  ..............................................................................19
                  (c)      Restrictions and Conditions...........................................................19
         7.3      Stock Certificates.............................................................................20

8.       CHANGE IN CONTROL PROVISIONS............................................................................21
         8.1      Impact of Event................................................................................21
         8.2      Definition of Change in Control................................................................22

9.       MISCELLANEOUS...........................................................................................24
         9.1      Effective Date.................................................................................24
         9.2      Amendment, Suspension or Termination of the Plan...............................................24
         9.3      Amendment of Award.............................................................................24
         9.4      No Rights as Stockholder.......................................................................25
         9.5      Effect of Plan Upon Other Compensation and Incentive Plans.....................................25
         9.6      Regulations and Other Approvals; Governing Law.................................................25
         9.7      Governing Law..................................................................................27
         9.8      Withholding of Taxes...........................................................................27
         9.9      No Right to Continued Employment...............................................................28
         9.10     Titles; Constructions..........................................................................28



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                           VIDEO SERVICES CORPORATION
                          1997 LONG TERM INCENTIVE PLAN


1.       PURPOSES; DEFINITIONS.

                  The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock.

                  Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.
                  "Board" shall mean the Board of Directors of the Company.

                  "Cause" shall mean the willful failure by an Employee, consultant or independent contractor to perform his duties or services with the Company or a Subsidiary or the willful engaging in conduct which is injurious to the Company or a Subsidiary, monetarily or otherwise, as determined by the Committee in its sole discretion, provided that, if the Employee, consultant or independent contractor has entered into an employment or other agreement with the Company or a Subsidiary, then the word "Cause" shall have the meaning attributed to it in such agreement.

                  "Change in Control" shall have the meaning set forth in

Section 8.2.
                  "Change in Control Date" shall have the meaning set forth in
 Section 8.2.

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                  "Code" shall mean the Internal Revenue Code of 1986, as
amended from time to time.

                  "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 2.1.

                  "Company" shall mean Video Services Corporation, a Delaware corporation, and any successor corporation.

                  "Designated Beneficiary" shall have the meaning set forth in
Section 2.5.

                  "Early Retirement" shall mean retirement from active employment with the Company or a Subsidiary (a) on or after attainment of age fifty-five (55) and the completion of fifteen (15) years of service, or (b) in accordance with the early retirement provisions of a pension plan maintained by the Company or a Subsidiary.

                  "Effective Date" shall have the meaning set forth in Section 9.1.
                  "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary that has been designated by the Committee to participate in the Plan.
                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
                  "Fair Market Value" per Share as of a particular date shall mean:
                           (a)      the closing sales price per Share on a
national securities exchange or other stock market (e.g., The Nasdaq Stock Market) for the last preceding date on which there was a sale of Shares on such exchange; or

                           (b)      if clause (a) does not apply and the Shares
are then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the

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closing price per Share as reported on NASDAQ for the last preceding date on which a sale was reported; or

                           (c)      if clause (a) or (b) does not apply and the
Shares are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which such bid and asked prices were quoted; or

                           (d)      if clause (a), (b) or (c) does not apply,
such value as the Committee, in good faith, shall determine to equal the fair market value of a Share.

                  "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

                  "Normal Retirement" shall mean retirement from active employment with the Company or a Subsidiary (a) on or after attainment of age sixty-five (65), or (b) in accordance with the normal retirement provisions of a pension plan maintained by the Company or a Subsidiary.

                  "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5.1.
                  "Optionee" shall mean an Employee, consultant or independent contractor to whom an Option has been granted pursuant to the Plan.

                  "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the

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Company), or if each group of commonly controlled corporations,  then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  "Participant"   shall   mean  an   Employee,   consultant   or
independent contractor to whom an award is granted pursuant to the Plan.

                  "Permanent Disability" shall mean that the Employee has suffered physical or mental incapacity of such nature as to prevent him from engaging in or performing the principal duties of his customary employment or occupation on a continuing or sustained basis, provided that, if an Employee has entered into an employment agreement with the Company or a Subsidiary, then the term "Permanent Disability" shall have the meaning attributed to it in such employment agreement. All determinations as to the date and extent of disability of any Employee shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

                  "Plan" shall mean this Video Services Corporation 1997 Long Term Incentive Plan, as hereinafter amended from time to time.

                  "Restricted Shares" shall mean Shares which are awarded to a Participant that are subject to the restrictions described in Section 7.1.

                  "Restriction Period" shall mean the period during which Restricted Shares are subject to the restrictions set forth in Section 7.2.

                  "Retirement" shall mean a Participant's (a) Early Retirement that the Committee, in its sole discretion, has determined should be treated as a Retirement for purposes of the Plan, or (b) Normal Retirement.


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                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Share" shall mean a share of the Company's Common Stock, $0.01 par value.

                  "Stock Appreciation Right" shall mean a right granted pursuant to Section 6.1.

                  "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation, other than the last corporation in the unbroken chain, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

                  "Ten-Percent Stockholder" shall mean an Employee, who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.

                  "Termination of Employment" shall mean the time when the employee-employer relationship between the Employee and the Company, the Parent or a Subsidiary, or the consulting or independent contractor relationship between the consultant or independent contractor and the Company, the Parent or a Subsidiary, terminates for any reason whatsoever, but excluding any termination where there is a simultaneous reemployment by either the Company, the Parent or a Subsidiary, provided that, if a corporation that is a Subsidiary ceases to be a Subsidiary as a result of a sale of stock, such sale shall be deemed to be a Termination of Employment of the Participants who were employed by such corporation immediately prior to such date.



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2.       ADMINISTRATION.

         2.1      Compensation Committee

                  The Plan shall be administered by the Committee which shall consist of at least two individuals appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board, and must be both "Non-Employee Directors," as such term is described in Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act, if and as such Rule is in effect, and "Outside Directors," as such term is used in Code Section 162(m) and described in the Treasury Regulations thereunder.
Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

         2.2      Duties and Powers of Committee

                  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be binding upon all persons, including the Company, its stockholders, all Subsidiaries, Employees, Participants and Designated Beneficiaries.

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         2.3      Majority Rule

                  The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

         2.4      Compensation; Professional Assistance; Good Faith Actions

                  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

         2.5      Designated Beneficiaries

                  If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A
Participant's Designated Beneficiary shall be the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

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3.       SHARES SUBJECT TO THE PLAN.

         3.1      Shares Subject to the Plan

                  The maximum number of Shares that may be the subject of or related to awards under this Plan is 735,000. The maximum number of Shares that may be the subject of or related to awards to any Participant during any fiscal year under the Plan is 100,000, subject to the aforementioned maximum number of Shares that may be granted in all fiscal years under the Plan. The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. In the event that (a) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised as to any Shares covered thereby, or (b) an Option or Stock Appreciation Right is canceled or forfeited for any reason under the Plan without the delivery of Shares or any Restricted Shares are forfeited for any reason, such Shares shall thereafter be again available for award pursuant to the Plan; provided, however, that for purposes of determining the maximum number of Options or Stock Appreciation Rights that may be granted to any one Participant under the Plan in any fiscal year, an Option or Stock Appreciation Right canceled in the same fiscal year in which it is granted shall continue to be counted as outstanding during such fiscal year. In the event that any Participant delivers Shares to pay the exercise price of an Option or any other award granted hereunder, the number of Shares available for awards under the Plan shall be increased by the number of Shares so surrendered, to the extent permissible under Rule 16b-3 adopted by the Securities Exchange Commission under the Exchange Act, if and as such Rule is in effect.


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         3.2      Changes in Company's Shares

                  In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off or other similar corporate event of a type described in Treasury Regulation Section 1.162-27(e)(2)(iii)(C) affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (a) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (b) the number and kind of shares subject to outstanding Options and other awards, and (c) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other award; provided, however, that the number of Shares subject to any Option or other award shall always be a whole number.

4.       ELIGIBILITY.

                  Any Employee who is an officer of the Company and/or a Subsidiary or who is designated by the Committee as a key Employee, and any individual determined by the Committee to be rendering substantial services as a consultant or independent contractor to the Company and/or a Subsidiary, shall be eligible to receive awards under this Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company and/or a Subsidiary.


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5.       STOCK OPTIONS.

         5.1      Grants

                  Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees, consultants or independent contractors to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option; provided, however, that Incentive Stock Options shall be granted only to eligible Employees. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value
(determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted under this Plan and all other option plans of the Company, the Parent and any Subsidiary become exercisable by an Optionee during any calendar year shall not exceed $100,000. To the extent that the limitation set forth in the preceding sentence is exceeded for any reason (including the acceleration of the time for exercise of an Option), the Options with respect to such excess amount shall be treated as Nonqualified Stock Options.

         5.2      Terms

                  Options shall be granted only pursuant to a written Option Agreement (the "Option Agreement"), which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

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                  (a) Price.  The  exercise  price for the Shares  subject to an
Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee, provided that the exercise price per Share for an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (b) Term. Options shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (c) Vesting. Options shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the restrictions or conditions set forth in Section 7.2(c).
                  (d) Termination of Employment. In the event of the Termination of Employment of an Optionee, any outstanding Options held by such Optionee shall, unless the Option Agreement evidencing such Option provides otherwise, terminate as follows:

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                           (i) If (x) the  Optionee's  Termination of Employment
         is due to his death, Permanent Disability or Retirement, or (y) such Termination of Employment occurs after the occurrence of a Change in Control but on or before the second anniversary of a Change in Control and either (A) is an involuntary termination not for Cause or (B) is deemed to be a Termination of Employment as a result of the sale of stock of a Subsidiary (as provided in the definition of "Termination of
         Employment"   in  Section  1),  all  Options   shall  vest  and  become
         immediately exercisable for a period of one year following such Termination of Employment or until the expiration of their original terms, whichever is shorter, and shall thereafter terminate, unless such Options are earlier terminated in accordance with Section 8.1(c).

                           (ii) In all other cases, including Termination of Employment by an Optionee and Termination of Employment by the Company (whether with or without Cause), all Options (to the extent exercisable at the time of such Termination) shall be exercisable for a period of thirty (30) days following the Optionee's Termination of Employment or until the expiration of their original term, whichever is shorter, and shall thereafter terminate.

                  Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or, in connection with an Option other than an Incentive Stock Option, thereafter, that the Option may be exercised after the periods provided in this Section 5.2(d), but in no event beyond the original term of the Option.

         5.3      Nontransferability

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                  No  Option  granted  hereunder  shall be  transferable  by the
Optionee to whom granted (or any permitted transferee of an Option) otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. Notwithstanding the foregoing, the Committee may permit, pursuant to the express terms and conditions of an Option Agreement, the transfer by an Optionee of any Option, other than an Incentive Stock Option,
(a) to such Optionee's spouse or any lineal ancestor or descendant of such Optionee, (b) to any trust, the sole beneficiaries of which are any one or all of such Optionee or his/her spouse or lineal ancestor or descendant and (c) to such other persons as the Committee may approve. No right or interest hereunder shall be subject to any lien, obligation or liability of any holder of an award hereunder. The terms and conditions of such Option and any additional terms and conditions deemed necessary or appropriate by the Committee, shall be binding upon the beneficiaries, executors, administrators, heirs, successors and other permitted transferees of the Optionee.

         5.4      Exercise of Options

                  (a) Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by full payment therefor and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring previously owned Shares to the Company, having Shares withheld or exercising

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pursuant to a "cashless exercise"  procedure,  or any combination  thereof.  Any
Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise, in its sole discretion.

                  (b) Deferred Transfers. Installment or deferred transfer of Shares, or cash in lieu thereof, upon exercise of an Option, may be required by the Committee (subject to Section 9.3 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Option not provided for in the original Option Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest or earnings on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

6.       STOCK APPRECIATION RIGHTS.

         6.1      Grants

                  Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees, consultants or independent contractors to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered, and the

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terms  and  conditions   applicable  to  the  exercise  of  such  rights.  Stock
Appreciation Rights may be granted in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. In the case of a Nonqualified Stock Option, a tandem Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, a tandem Stock Appreciation Right may be granted only at the time of the grant of such Option, may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the exercise price of such Option, and shall contain such other terms and conditions required to comply with Section 422 of the Code and any rules or regulations promulgated thereunder.

         6.2      Terms

                  Stock Appreciation Rights shall be granted only pursuant to a written agreement, which shall be executed by the Participant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

                  (a) Price/Amount Paid on Exercise. The exercise price for a Stock Appreciation Right shall be determined by the Committee, in its sole discretion, provided that the exercise price per Share for a Stock Appreciation Right granted in tandem with an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share as of the date such Stock Appreciation Right is granted (110% in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option granted to a Ten-Percent Stockholder). Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or Shares equal in value to the excess of the Fair Market Value of one Share on the date of exercise over the exercise price per Share for such Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall determine whether the Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares. Notwithstanding the foregoing, the Committee may provide for the deferral of the payment of a Stock Appreciation Right in the same manner described in Section 5.4(b) for Options.

                  (b) Term. Stock Appreciation Rights shall be for such term as the Committee shall determine and shall be set forth in each award agreement, provided that no Stock Appreciation Right shall be exercisable after the expiration of ten years from the date it is granted (five years in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option granted to a Ten-Percent Stockholder).

                  (c) Vesting. Stock Appreciation Rights shall be exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the award agreement, provided that Stock Appreciation Rights granted in tandem with an Option shall be exercisable only at such time or times and to the extent that the Option to which they relate is exercisable in accordance with the provisions of the Plan and the Option Agreement. Any Stock Appreciation Right granted subsequent to the grant of a tandem Option, or freestanding and unrelated to an Option, shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of the death or Permanent Disability of the Participant prior to the expiration of the six-month period.

                  (d) Termination of Employment. In the event of a Termination of Employment of a Participant, any outstanding Stock Appreciation Rights granted in tandem with an Option shall terminate when such Option terminates, and any other outstanding Stock Appreciation Rights held by such Participant shall, unless the award agreement provides otherwise, terminate at the time and in the manner described in Section 5.2(d) for Options.

         6.3      Nontransferability

                  No  Stock   Appreciation  Right  granted  hereunder  shall  be
transferable by the Participant to whom granted (or any permitted transferee of a Stock Appreciation Right) otherwise than by will or the laws of descent and distribution, and a Stock Appreciation Right may be exercised during the lifetime of such Participant only by the Participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may permit, pursuant to the express terms and conditions of the award agreement, the transfer by a Participant of any Stock Appreciation Right (other than a Stock Appreciation Right granted in tandem with an Incentive Stock Option) (a) to such Participant's spouse or any lineal ancestor or descendant of such Participant,
(b) to any trust, the sole beneficiaries of which are any one or all of such Participant or his/her spouse or lineal ancestor or descendant and (c) to such other persons as the Committee may approve. No right or interest hereunder shall be subject to any lien, obligation or liability of any holder of an award hereunder. The terms of such Stock Appreciation Right shall be binding upon the beneficiaries, executors, administrators, heirs, successors and other permitted transferees of the Participant.

         6.4      Method of Exercise

                  The exercise of a Stock Appreciation Right shall be made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock

Appreciation Right is being exercised and otherwise in accordance with the award agreement pursuant to which the Stock Appreciation Right was granted. A Stock Appreciation Right may not be exercised with respect to less than one hundred
(100) Shares, unless the number of Shares with respect to which it is exercised constitutes the total number of Shares then subject to such right or the Committee determines otherwise, in its sole discretion.

         6.5      Effects of Exercise

                  Upon the exercise of a Stock Appreciation Right that was granted in tandem with an Option, such Option (a) shall be surrendered and deemed to have been exercised for the purpose of the limitation set forth in
Section 3.1 on the number of Shares to be issued under the Plan to the extent of the number of Shares issued under the Stock Appreciation Right at such time, and
(b) shall no longer be exercisable to the extent the tandem Stock Appreciation Rights have been exercised. If requested by the Committee, the Participant shall deliver the award agreement evidencing the Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Participant.

7.       RESTRICTED SHARES.

         7.1      Grants

                  Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees, consultants and independent contractors to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. Awards of Restricted Shares may be granted either alone or in addition to other awards granted under the Plan. The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion and, in such case, may take such action as may be necessary for such awards to qualify as performance-based compensation as described in Code Section 162(m). The provisions of Restricted Share awards need not be the same with respect to each recipient.

         7.2      Terms

                  Restricted Share awards shall be granted only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:
                  (a) Acceptance of Award. An award of Restricted Shares must be accepted by the Participant within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Committee and, if applicable, the payment of the purchase price for such Shares.

                  (b) Price. The purchase price of Restricted Shares shall be determined by the Committee, in its sole discretion, and may be zero.

                  (c) Restrictions and Conditions. The Restricted Shares awarded to a Participant pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                           (i) Subject to the provisions of the Plan and the award agreement, during a period set by the Committee commencing with the date of such award, which in no event shall exceed five years (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                           (ii) Except as provided in clause (i) and this clause
         (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and to receive any cash dividends. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Shares with respect to which such dividends are issued.

                           (iii) Subject to the applicable provisions of the award agreement and this Section, upon the Participant's Termination of Employment during the Restriction Period, all Restricted Shares in respect of which the Restriction Period has not lapsed, shall be forfeited. Notwithstanding the foregoing, the Committee may, in its sole discretion, at the time of grant or thereafter, waive in whole or in part any or all restrictions with respect to a Participant's Restricted Shares, based on such factors as the Committee may deem appropriate.

             7.3  Stock Certificates

                  Each Participant receiving a Restricted Share award shall be issued a stock certificate in respect of such Shares. Such certificate shall be registered in the name of such Participant, and shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Committee shall determine. The Committee may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such award. If, and to the extent, the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted Shares shall be delivered to the Participant promptly upon his request.

8. CHANGE IN CONTROL PROVISIONS.

         8.1      Impact of Event

                  In the event of a Change in Control, as defined in Section 8.2, the following provisions shall apply:

                           (a) Any Stock Appreciation Rights outstanding for at least six months and any Options awarded under the Plan not previously vested and exercisable shall become fully vested and exercisable immediately prior to such Change in Control.

                           (b) The restrictions applicable to any Restricted Shares shall lapse and such Shares shall be deemed fully vested as of the Change in Control.

                           (c) Unless otherwise determined by the Committee at the time of grant or at the time of a Change in Control and notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall terminate and cease to be outstanding immediately following the Change of Control.

         8.2      Definition of Change in Control

                  For purposes of the Plan, a Change in Control shall be deemed to occur on the earliest date any of the following events occur, as determined by the Committee in its sole discretion:

                           (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Subsidiary, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or The Equitable Life Assurance Society of the United States ("ELAS") and the Equitable Deal Flow Fund, L.P. ("EDFF"), or any affiliate thereof, or Louis H. Siracusano or Arnold P. Ferolito or any affiliate thereof) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities, and none of ELAS, EDFF, Mr. Siracusano or Mr. Ferolito or their affiliates, individually or collectively, is the sole "beneficial owner," directly or indirectly, of securities of the Company representing the largest percentage of the combined voting power of the Company's then outstanding securities;

                           (b) the merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a capitalization of the Company (or similar transaction) in which no "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or ELAS or EDFF or any affiliate thereof, or Louis H. Siracusano or Arnold P. Ferolito or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities and none of ELAS, EDFF, Mr. Siracusano, Mr. Ferolito or their affiliates, individually or collectively, is the sole beneficial owner, directly or indirectly, of securities of the Company representing the largest percentage of the combined voting power of the Company's then outstanding securities;

                           (c) the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect or the stockholders of the Company approve a plan of complete liquidation of the Company; or
                           (d) the sale of all or substantially all of the assets or outstanding stock of a Subsidiary (or a transaction having a similar effect), in which event a Change in Control shall be deemed to have occurred with respect to those Participants who are then employed by such Subsidiary.

9.       MISCELLANEOUS.

         9.1      Effective Date

                  The Plan shall become effective as of the date of Board approval (the "Effective Date") and shall continue in effect until the tenth anniversary of such approval; provided, however, that no Option or Stock Appreciation Right shall be exercisable or Restricted Share shall vest prior to the approval of the Plan by the stockholders of the Company, which approval will be sought by the Company within 12 months of the Effective Date.

         9.2      Amendment, Suspension or Termination of the Plan

                  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board without the approval of the stockholders of the Company except as otherwise required pursuant to applicable law, rule or regulation (including applicable federal and state securities laws, and the Code).

                  Notwithstanding the foregoing, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the Effective Date.

         9.3      Amendment of Award

                  The Committee may amend, modify or terminate any outstanding award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option or Stock Appreciation Right becomes exercisable or Restricted Shares become vested, or

(b) to cancel and reissue an award under such different terms and conditions as it determines appropriate.

         9.4      No Rights as Stockholder

                  Subject  to  the  provisions  of  the  applicable   award,  no
Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option or otherwise to be distributed under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable award agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

         9.5      Effect of Plan Upon Other Compensation and Incentive Plans

                  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary except that after the date of approval by the Company's stockholders, no more awards may be granted under the Company's 1993 Long Term Incentive Plan. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees, consultants or independent contractors of the Company or any Subsidiary.

         9.6      Regulations and Other Approvals; Governing Law

                  (a) The obligation of the Company to sell or deliver Shares with respect to Options or any other award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

                  (b) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

                  (c) Each Option and any other award payable in Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

                  (d) Within one year after the Effective Date of this Plan, the Company will, if eligible, file a registration statement on Form S-8 under the Securities Act to register the Shares reserved for issuance hereunder. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act, applicable state securities laws or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

                  (e) At the time of grant of any award, the Committee may provide in the award agreement that any Shares received as a result of such grant shall be subject to a right of first refusal in favor of the Company, pursuant to which the Participant shall be required to offer to the Company any Shares that he wishes to sell, with the price being the then Fair Market Value of such Shares, subject to such other terms and conditions as the Committee may specify in the award agreement.

         9.7      Governing Law

                  The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

         9.8      Withholding of Taxes

                  No later than the date as to which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any award granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, or local taxes of any kind required by law or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Committee may permit Participants to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

         9.9      No Right to Continued Employment

                  Nothing in the Plan or in any award agreement shall confer upon any Employee, consultant or independent contractor any right to continue as an Employee, consultant or independent contractor of the Company or any Subsidiary or shall interfere with or restrict in any way the right of the Company and its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge any Employee, consultant or independent contractor at any time for any reason whatsoever, with or without Cause, subject to the terms of any separate agreement with the Employee, consultant or independent contractor.

         9.10     Titles; Constructions

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.